Exhibit 99.01

Residual Value Obligation

Quarterly certificate for the quarter ended September 30, 2009

The information below is being disclosed pursuant to the Residual Value Obligation Agreement dated as of April 3, 2000 between Associates First Capital Corporation and the Chase Manhattan Bank, as Trustee. Terms used and not otherwise defined herein have the meaning assigned to them in the Residual Value Agreement.

Securitization Distribution Dates during quarter:		July 15, 2009	August 17, 2009	September 15, 2009

Allocation Dates during quarter:		July 16, 2009	August 18, 2009	September 16, 2009

Payment Date during quarter:				NA

AFCC Amount at beginning of quarter:				$1,090,677,448

AFCC Amount at end of quarter:				$1,132,001,716

On the Payment Date during the quarter:

Accrued RVO Payment Amount as of the immediately preceding Allocation Date:				$—

Interest accrued on Accrued RVO Payment Amount since immediately preceding Allocation Date:				$—

Accrued RVO Payment Amount as of such Payment Date:				$—

Number of RVO’s outstanding as of the applicable record date				N/A

Payment per RVO:				$—

As of the first Allocation Date during the quarter:

Residual Cash Flow:

Residual Cash Flow Allocated for current period				$29,207

Cumulative Residual Cash Flow not covered by allocation (to be carried forward)				$—

Excess Litigation Reserve allocated:				$—

RVO Expenses:

Residual Cash Flow allocated to RVO Expenses:				$(0)

Cumulative RVO Expenses not covered by allocation (to be carried forward):				$(0)

Litigation Expenses:

Residual Cash Flow allocated to Litigation Expenses:				$—

Cumulative Litigation Expenses not covered by allocation (to be carried forward):				$—

AFCC Amount:

AFCC Amount at end of immediately preceding Allocation Date:				$1,090,677,448

plus:		AFCC Interest added on immediately preceding Securitization Distribution Date:		$13,633,468

less:	Residual Cash Flow allocated to AFCC Amount:			$(29,207)

AFCC Amount after allocation:				$1,104,281,709

Accrued RVO Payment Amount:

Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:				$—

plus:		cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:		$—

Accrued RVO Payment Amount on such Allocation Date:				$—

As of the second Allocation Date during the quarter:

Residual Cash Flow:

Residual Cash Flow allocated for current period		$31,393

Cumulative Residual Cash Flow not covered by allocation (to be carried forward)		$—

Excess Litigation Reserve allocated:		$—

RVO Expenses:

Residual Cash Flow allocated to RVO Expenses:		$(0)

Cumulative RVO Expenses not covered by allocation (to be carried forward):		$(0)

Litigation Expenses:

Residual Cash Flow allocated to Litigation Expenses:		$—

Cumulative Litigation Expenses not covered by allocation (to be carried forward):		$—

AFCC Amount:

AFCC Amount at end of immediately preceding Allocation Date:		$1,104,281,709

plus:	AFCC Interest added on immediately preceding Securitization Distribution Date:	$13,803,521

less:	Residual Cash Flow allocated to AFCC Amount:	$(31,393)

AFCC Amount after allocation:		$1,118,053,837

Accrued RVO Payment Amount:

Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:		$—

plus:	cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:	$—

Accrued RVO Payment Amount on such Allocation Date:		$—

As of the third Allocation Date during the quarter:

Residual Cash Flow:

Residual Cash Flow allocated for current period		$27,794

Cumulative Residual Cash Flow not covered by allocation (to be carried forward)		$—

Excess Litigation Reserve allocated:		$—

RVO Expenses:

Residual Cash Flow allocated to RVO Expenses:		$(0)

Cumulative RVO Expenses not covered by allocation (to be carried forward):		$(0)

Litigation Expenses:

Residual Cash Flow allocated to Litigation Expenses:		$—

Cumulative Litigation Expenses not covered by allocation (to be carried forward):		$—

AFCC Amount:

AFCC Amount at end of immediately preceding Allocation Date:		$1,118,053,837

plus:	AFCC Interest added on immediately preceding Securitization Distribution Date:	$13,975,673

less:	Residual Cash Flow allocated to AFCC Amount:	$(27,794)

AFCC Amount after allocation:		$1,132,001,716

Accrued RVO Payment Amount:

Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:		$—

plus:	cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:	$—

Accrued RVO Payment Amount on such Allocation Date:		$—